EXHIBIT 99.2
NOTICE OF GUARANTEED DELIVERY FOR
RURAL CELLULAR CORPORATION
      This form or one substantially equivalent thereto must be used to accept the Exchange Offer of Rural Cellular Corporation (the “Company”) made pursuant to the Prospectus, dated                    , 2006 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if certificates for Old Notes of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to U.S. Bank National Association, (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.
      Deliver To: U.S. Bank National Association
      By Registered or Certified Mail;
By Overnight Courier; or By Hand:
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialized Finance Department
or
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Specialized Finance Department
      By Facsimile: 651-495-8158
Telephone: 800-934-6802
      Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:
      Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.
Principal Amount of Old Notes Tendered:

$	If Old Notes will be delivered by book entry transfer to The Depository Trust Company, provide account number.
Certificate Nos. (if available)

Total Principal Amount Represented by Old Notes Certificate (s) :
$	Account Number
           All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE
X

X

Signature(s) of Owner(s) or Authorized Signatory
Date:

Area Code and Telephone Number:

         Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become a registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):

Capacity:

Address(es):

GUARANTEE
         The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above no later than five business days after the date of execution hereof.

Name of Firm	Authorized Signature

Address	Name (Please Type or Print)

Zip Code	Title

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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